UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

At-The-Market (ATM) Offering Increase

On June 14, 2024, XTI Aerospace, Inc. (the “Company”) entered into Amendment No. 6 to the Equity Distribution Agreement (the “Amendment”) with Maxim Group LLC (“Maxim”), which amends the Equity Distribution Agreement, dated as of July 22, 2022 (the “Original Agreement”), between the Company and Maxim, as previously amended on June 13, 2023, December 29, 2023, May 28, 2024, May 31, 2024 and June 10, 2024 (as so amended, the “Equity Distribution Agreement”), pursuant to which the aggregate gross sales amount was increased from approximately $48,800,000 to approximately $83,800,000. Accordingly, pursuant to the Equity Distribution Agreement, the Company may, from time to time, sell shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate gross sales amount of up to approximately $83,800,000 through Maxim, as the Company’s sales agent. As of June 14, 2024, the Company has sold 10,003,959 shares of Common Stock with an aggregate offering price of approximately $36,400,000, leaving an aggregate offering price of up to approximately $47,400,000 in Common Stock remaining under the Equity Distribution Agreement (the “Shares”).

Sales of the Shares through Maxim, if any, will be made by any method that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market, or any other existing trading market for the Company’s Common Stock or to or through a market marker. Maxim may also sell the Shares by any other method permitted by law, including in privately negotiated transactions. Maxim will also have the right, in its sole discretion, to purchase Shares from the Company as principal for its own account at a price and subject to the other terms and conditions agreed upon at the time of sale. Maxim will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Shares under the terms and subject to the condition set forth in the Equity Distribution Agreement. The Company will pay Maxim commissions, in cash, for its services in acting as agent in the sale of the Shares. In accordance with the Equity Distribution Agreement, Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of Shares. In addition, the Company has agreed to reimburse Maxim for its costs and out-of-pocket expenses incurred in connection with its services, including the fees and out-of-pocket expenses of its legal counsel.

The Company is not obligated to make any sales of the Shares under the Equity Distribution Agreement and no assurance can be given that the Company will sell any additional Shares under the Equity Distribution Agreement, or if the Company does, as to the price or amount of Shares that it will sell, or the dates on which any such sales will take place. The Equity Distribution Agreement will continue until the earliest of (i) December 31, 2024, (ii) the sale of Shares having an aggregate offering price of approximately $83,800,000, and (iii) the termination by either Maxim or the Company upon the provision of 15 days written notice or otherwise pursuant to the terms of the Equity Distribution Agreement.

The Shares will be offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-279901) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2024, and the sales agreement prospectus that forms a part of such Registration Statement, following such time as the Registration Statement is declared effective by the SEC.

In connection with the Amendment and in accordance with the terms of the Certificate of Designation of Preferences and Rights of Series 9 Preferred Stock, on June 14, 2024, the Company obtained the written consent (the “Consent”) from the holders of at least a majority of the outstanding shares of the Company’s Series 9 Preferred Stock (the “Required Holders”) to allow the Company to register and sell up to an additional $47,400,000 in Common Stock under the Equity Distribution Agreement (the “Maximum Amount”) subject to the following conditions: (a) the Company may sell up to an additional $6 million in shares of Common Stock under the Equity Distribution Agreement without further consent from the Required Holders (the “Initial Tranche”); (b) the Company agrees to obtain the consent of the Required Holders for each tranche of additional $5 million in sales of Common Stock under the Equity Distribution Agreement after the Initial Tranche up to the Maximum Amount; and (c) the Company and the Required Holders will take such actions as may be necessary to amend Section 12(k) of the Certificate of Designation, if so required by the Required Holders, to provide for the limitations described in the Consent, which amendment may be filed following the registration of the Maximum Amount of Shares.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2022, the previous amendments to the Original Agreement, which were each filed as Exhibit 10.1 to the Company’s Current Reports on Form 8-K filed with the SEC on June 13, 2023, January 3, 2024, May 29, 2024, May 31, 2024 and June 10, 2024, respectively, and the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Warrant Exchange Agreements

On June 12, 2024 and June 13, 2024, the Company entered into exchange agreements (the “Warrant Exchange Agreements”) with the holders (the “Warrant Holders”) of certain existing warrants of the Company (the “Existing Warrants”) initially issued on December 19, 2023, which were exercisable for an aggregate of 491,314 shares of the Company’s Common Stock. Pursuant to the terms of the Warrant Exchange Agreements, on June 13, 2024, the Company issued to the Warrant Holders 1.5 shares of Common Stock for each Existing Warrant (rounded up to the nearest whole share), for an aggregate of 736,973 shares of Common Stock (the “Warrant Exchange Shares”), in exchange for the Existing Warrants (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act. Following the consummation of the Warrant Exchange, the Existing Warrants were cancelled and no further shares are issuable pursuant to the Existing Warrants.

The foregoing description of the Warrant Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant Exchange Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Restricted Stock Award to Consultant

On June 12, 2024, the Board of Directors (the “Board”) of the Company approved a grant of 2,680,459 shares of fully vested restricted stock to Nadir Ali, a consultant, under the Company’s 2018 Employee Stock Incentive Plan, as amended (the “2018 Plan”), in accordance with the terms of that certain Consulting Agreement, dated March 12, 2024 (the “Consulting Agreement”), by and between the Company and Mr. Ali, a copy of which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024, and a restricted stock award agreement. On June 13, 2024, the Company issued the restricted stock to Mr. Ali.

The foregoing description of Mr. Ali’s restricted stock award does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement attached as Schedule 1 to Exhibit A to the Consulting Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the Warrant Exchange is incorporated by reference into this Item 3.02. The Warrant Exchange was completed, and the Warrant Exchange Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Warrant Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the Warrant Holders in connection with the Warrant Exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the Warrant Exchange.

On June 12, 2024, the Company entered into an exchange agreement with a holder of shares of the Company’s Series 9 Preferred Stock pursuant to which the Company and the holder agreed to exchange 300 shares of Series 9 Preferred Stock with an aggregate stated value of $315,000 (the “Preferred Shares”) for 601,259 shares of Common Stock (the “Preferred Exchange Shares”) at an effective price per share of $0.5239. The Company issued the Preferred Exchange Shares to the holder on June 13, 2024, at which time the Preferred Shares were cancelled. The Preferred Exchange Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Preferred Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

As of June 14, 2024, the Company has 26,831,422 shares of Common Stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to Mr. Ali’s restricted stock award is incorporated by reference herein to the extent required to be disclosed under this Item 5.02.

On June 12, 2024, the Board approved the following awards of options to purchase Common Stock (the “Options”) pursuant to the 2018 Plan: 2,812,500 Options were awarded to Scott Pomeroy, the Chief Executive Officer of the Company; 1,640,625 Options were awarded to Brooke Turk, the Chief Financial Officer of the Company; and 975,000 Options were awarded to Soumya Das, the Chief Executive Officer of the Company’s Real-Time Location System (RTLS) Division. Each Option has an exercise price of $0.473 per share. The Options will vest 1/3rd annually over three years starting from the grant date. The Options expire on June 12, 2034.

The foregoing description of the Options awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Incentive Stock Option Agreement filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on March 31, 2021, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On April 16, 2024, the Company filed its annual report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”). Subsequent to the filing of the 2023 10-K, the Company became aware that the 2023 10-K inadvertently disclosed that the Company had paid Chardan Capital Markets (“Chardan”) $200,000 pursuant to Chardan’s engagement letter with XTI Aircraft Company, dated as of June 7, 2022, as amended. As of the date hereof, such payment has not yet been made. This correction does not change any previously reported financial results of operations or any other disclosure contained in the 2023 10-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 6 to Equity Distribution Agreement, dated as of June 14, 2024, by and between XTI Aerospace, Inc. and Maxim Group LLC.
10.2	Form of Exchange Agreement.
10.3	Form of Restricted Stock Award Agreement (incorporated by reference to Schedule 1 to Exhibit A to the Consulting Agreement, dated March 12, 2024, by and between the Company and Nadir Ali, which was filed as Exhibit 10.5 to the Company's Current Report on Form 8-K filed with the SEC on March 15, 2024).
10.4	2018 Employee Stock Incentive Plan Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K filed with the on March 31, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: June 14, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer

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